UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 4, 2015

(Date of Earliest Event Reported)

Identiv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Walnut Avenue, Suite 310, Fremont, California 94538
(Address of principal executive offices, including zip code)

(949) 250-8888

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2015, Identiv Inc. (the “Company”) entered into an amendment (the “Credit Amendment”) to its credit agreement dated March 31, 2014, as amended (the “Credit Agreement”) with Opus Bank, a California commercial bank (the “Lender”).

The Credit Amendment amended and restated Section 7.11(a) Financial Covenants to read as follows:

“Tangible Net Worth. Permit the sum of the Consolidated Tangible Net Worth plus the amount shown on the Borrower’s current balance sheet for the 1994 Settlement Agreement to be less than the sum of $8,000,000 plus, an amount equal to 50% of the amount of any Cash proceeds from any equity or Subordinated Debt issued by the Borrower after December 1, 2015 as of the end of any fiscal quarter of the Borrower measured quarterly beginning at the end of the fiscal quarter ending December 31, 2015.”

In addition, the Lender waived any Default or Event of Default arising under the Credit Agreement due to the failure of the Company to comply with the requirements of Section 7.11(a) of the Credit Agreement (Tangible Net Worth) for the fiscal quarter ending September 30, 2015.

Capitalized terms not otherwise defined above have the meanings assigned to such terms in the Amendment and the Credit Agreement, as applicable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated herein by this reference thereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement and Waiver, dated December 4, 2015.

99.1	Press Release dated December 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

December 8, 2015	By:	/s/ Steven Finney
Steven Finney
Interim-Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement and Waiver, dated December 4, 2015.

99.1	Press Release dated December 8, 2015.